UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2008

Broadview Institute, Inc.
 (Exact name of registrant as specified in its charter)

Minnesota	41-06417	41-0641789
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8089 Globe Drive Woodbury, MN	55125
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (651) 332-8000

4455 West 77th Street Minneapolis, Minnesota 55435
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated with Exit or Disposal Activities.

In line with its current plans to focus on its Education business, Broadview Institute, Inc. announced today that it has discontinued its Media Production segment and will dispose of its remaining Media Production equipment. The decision was approved by the Company’s Board of Directors effective March 31, 2008. The Company will sell its remaining Media Production equipment to the Minnesota School of Business (MSB), a related party, for its estimated fair market value of $290,000. MSB is owned by Terry Myhre, the Company’s Chairman. MSB will assume the remaining term of the Company’s Media Production facility lease, located in Edina, Minnesota. The estimated remaining cost under the lease is $1,600,000. MSB will also assume the remaining debt of $54,000 on the above equipment and the deferred lease liability of $28,000.

As a result of the disposal, the Company will incur a non-cash charge of $160,000 relating to MSB’s assumption of the facility lease. The net charge will be recorded in the fiscal quarter ended March 31, 2008. The Company expects to receive the net cash due from MSB of $48,000 on or before April 30, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROADVIEW INSTITUTE, INC.
By /s/ Kenneth J. McCarthy

Date: April 4, 2008	Name: Kenneth J. McCarthy
Title: Chief Financial Officer